Sabre reports first quarter 2019 results

•	First quarter revenue increased 6.2%

•	Travel Network revenue rose 7.3%, with bookings growth of 2.7%

•	Airline Solutions revenue grew 3.1%, with passengers boarded growth of 6.6%

•	Hospitality Solutions revenue grew 6.9%

•	Net income attributable to common stockholders totaled $56.9 million and diluted net income attributable to common stockholders per share (EPS) totaled $0.20

•	Adjusted EPS totaled $0.34

•	Cash provided by operating activities totaled $152.0 million

SOUTHLAKE, Texas – April 30, 2019 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended March 31, 2019.

"Today, I am pleased to report solid first quarter performance that provides continued evidence that we are progressing against our initiatives. With our technology-led leadership team in place and strategic focus on the retailing, distribution and fulfillment of travel, we have continued to meet and exceed our internal milestones and are gaining velocity in our technology transformation and evolved customer engagement approach. We are unlocking savings that fund investment to deliver new innovations that we believe will help advance the marketplace and drive future growth. We believe our strategy, technology transformation and customer engagement will lead to strong, long-term Free Cash Flow generation," said Sean Menke, Sabre president and CEO. "We gained air bookings share for the fifth quarter in a row, continued to progress on our long-term vision with the release of NDC and next-generation shopping solutions and received IATA ONE Order certification. With our solid first quarter results, I remain confident in the underlying performance of the business."

Q1 2019 Financial Summary

Sabre consolidated first quarter revenue increased 6.2% to $1,049.4 million, compared to $988.4 million in the year ago period.

First quarter operating income was $110.4 million, a decrease of 33.2% from $165.4 million in the first quarter of 2018. Consistent with the Company's execution of its technology strategy and as previously disclosed, the costs associated with its cloud migration, mainframe offload and utilization of agile development methods reduced the capitalized portion of its total technology spend in the first quarter. This resulted in increased technology operating expenses in the quarter, with a corresponding decline in capitalized expenditures. This shift had no impact on the level of total technology spend or Free Cash Flow. The decline in first quarter operating income was driven by the increased technology operating expenses, as well as Travel Network incentive expense growth and acquisition-related costs, partially offset by solid revenue growth.

Net income attributable to common stockholders totaled $56.9 million, a decrease of 35.3% from $87.9 million in the first quarter of 2018. Diluted net income attributable to common stockholders per share decreased 37.5% to $0.20 from $0.32 in the first quarter of 2018. The decrease in net income attributable to common stockholders was driven by the items impacting operating income described above.

First quarter consolidated Adjusted EBITDA Less Capitalized Software Development, which reflects the Company's total capitalized and expensed technology spend, was $235.1 million, a decrease of 3.6% from $243.9 million in the first quarter of 2018. This decrease was primarily driven by Travel Network incentive expense growth, in addition to modest growth in total technology spend, partially offset by solid revenue growth.

First quarter consolidated Adjusted Operating Income was $155.8 million, a 21.2% decrease from $197.6 million in the first quarter of 2018. The decrease in Sabre's consolidated Adjusted Operating Income was the result of increased technology operating expenses due to the increase in the expensed portion of total technology spend and Travel Network incentive expense growth, partially offset by solid revenue growth.

For the quarter, Sabre reported Adjusted Net Income from continuing operations per share (Adjusted EPS) of $0.34, a decrease of 22.7% from $0.44 per share in the first quarter of 2018.

With regards to Sabre's first quarter 2019 cash flows (versus prior year):

•	Cash provided by operating activities totaled $152.0 million (vs. $195.2 million)

•	Cash used in investing activities totaled $37.9 million (vs. $64.7 million)

•	Cash used in financing activities totaled $164.3 million (vs. $128.5 million)

First quarter Free Cash Flow totaled $114.1 million, a decrease of 12.5% from $130.5 million in the first quarter of 2018. The decrease in Free Cash Flow was driven by an unfavorable comparison to a $29.3 insurance settlement payment received in the prior year quarter. Excluding this, Free Cash Flow grew 12.8% in the quarter.

During the first quarter of 2019, Sabre returned $70.7 million to shareholders, including $38.6 million through its regular quarterly dividend and the repurchase of 1.5 million shares for approximately $32.1 million in aggregate under its share repurchase authorization.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended March 31,
	2019	2018	% Change
Total Company:

Revenue	$1,049,361	$988,369	6.2
Operating Income	$110,407	$165,401	(33.2)
Net income attributable to common stockholders	$56,850	$87,880	(35.3)
Diluted net income attributable to common stockholders per share (EPS)	$0.20	$0.32	(37.5)

Adjusted Gross Profit*	$373,090	$404,580	(7.8)
Adjusted EBITDA*	$262,349	$301,338	(12.9)
Adjusted EBITDA Less Capitalized Software Development*	$235,137	$243,886	(3.6)
Adjusted Operating Income*	$155,762	$197,596	(21.2)
Adjusted Net Income*	$94,199	$121,210	(22.3)
Adjusted EPS*	$0.34	$0.44	(22.7)

Cash provided by operating activities	$152,000	$195,192	(22.1)
Cash used in investing activities	$(37,864)	$(64,699)	(41.5)
Cash used in financing activities	$(164,314)	$(128,471)	27.9

Free Cash Flow*	$114,136	$130,493	(12.5)
Capital Expenditures	$37,864	$64,699	(41.5)

Net Debt (total debt, less cash)	$2,958,827	$3,113,248
Net Debt / LTM Adjusted EBITDA*	2.7x	2.9x

Travel Network:

Revenue	$773,968	$721,136	7.3
Transaction Revenue	$730,765	$677,362	7.9
Other Revenue	$43,203	$43,774	(1.3)
Operating Income	$192,639	$210,674	(8.6)

Adjusted Operating Income*	$193,172	$211,845	(8.8)

Total Bookings	154,937	150,832	2.7
Air Bookings	138,561	134,651	2.9
Lodging, Ground and Sea Bookings	16,376	16,181	1.2
Air Bookings Share	38.3%	36.9%

Airline Solutions:

Revenue	$212,927	$206,603	3.1
Operating Income	$15,424	$30,712	(49.8)

Adjusted Operating Income*	$15,424	$30,712	(49.8)

Passengers Boarded	186,177	174,643	6.6

Hospitality Solutions:

Revenue	$72,831	$68,128	6.9
Operating (Loss) Income	$(5,717)	$2,137	NM

Adjusted Operating (Loss) Income*	$(5,717)	$2,137	NM

Central Reservation System Transactions	23,024	16,963	35.7

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

First quarter 2019 highlights (versus prior year):

•	Travel Network revenue increased 7.3% to $774.0 million.

•	Global bookings increased 2.7% in the quarter, supported by an increase of 6.0% in North America and 0.3% in Asia-Pacific. Bookings declined 1.3% in EMEA and 3.5% in Latin America.

•	Global air bookings share increased 140 basis points to 38.3%.

•	Operating income decreased 8.6% to $192.6 million, and operating income margin was 24.9%.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend and incentive expense growth, partially offset by strong revenue growth.

Airline Solutions

First quarter 2019 highlights (versus prior year):

•
Airline Solutions revenue increased 3.1% to $212.9 million, supported by a 6.0% increase in SabreSonic reservation revenue and an increase in discrete professional services revenue, partially offset by a 1.2% decline in AirVision and AirCentre commercial and operations solution revenue.

•
Airline passengers boarded increased 6.6% in the quarter, driven by 3.2% growth on a consistent carrier basis and the SabreSonic reservation system implementation at LATAM Airlines that was completed in the second quarter of 2018.

•	Operating income decreased 49.8% to $15.4 million, and operating margin was 7.2%.

•	The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend, partially offset by revenue growth.

Hospitality Solutions

First quarter 2019 highlights (versus prior year):

•	Hospitality Solutions revenue increased 6.9% to $72.8 million, primarily driven by growth in central reservation system transactions.

•	Central reservation system transactions increased 35.7% to 23.0 million.

•	Operating loss was $5.7 million, versus income of $2.1 million in the year-ago period.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend and higher depreciation and amortization, partially offset by revenue growth.

Business Outlook and Financial Guidance

"Our solid first quarter results provide a strong foundation to build on over the balance of the year. As we look at the rest of 2019, we believe our business is solid," said Doug Barnett, CFO. "As you have seen and read about, an Airline Solutions customer in India has recently suspended flight operations. Additionally, our deepest sympathies are with the families and loved ones impacted by the recent accidents involving the 737 MAX aircraft at two of our Airline Solutions customers that resulted in the grounding of that aircraft. There is an obvious near-term impact to our business related to these events that is reflected in our updated guidance. Although we have observed a modest slowdown in global GDS industry bookings, our expectations for continued share gain and our regional and customer mix give us confidence in the underlying performance of the business.

"We have revised our full year 2019 expectations to reflect both the airline customer's suspended operations and the impact of the 737 MAX aircraft situation."

With respect to the 2019 guidance below, full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $585 million to $605 million less additions to property and equipment of $130 million to $150 million.

($ millions, except EPS)	2019 Guidance	Growth Rate
Revenue	$3,965M - $4,045M	3% - 5%

Free Cash Flow	Approximately $455M	Approximately 3%

Additional guidance metrics are included in the slide presentation and prepared remarks regarding Sabre's first quarter 2019 earnings conference call, which have been posted on the Sabre Investor Relations website at investors.sabre.com.

Conference Call

Sabre will conduct its first quarter 2019 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "believe," "outlook," "long-term," "confident," "foundation," "long-term," "growth," "results," "position," "momentum," "expect," "estimate," "preliminary," "anticipate," "will," "project," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' suspension of service or aircraft groundings, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Network business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services, the implementation and effects of new or renewed agreements, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, the effects of litigation and regulatory investigations, failure to comply with regulations, use of third-party distributor partners, the financial and business effects of acquisitions, including costs, closing and integration of these acquisitions, the effects of the implementation of new accounting standards, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 15, 2019 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Heidi Castle	Barry Sievert
+1-682-605-4290	sabre.investorrelations@sabre.com
heidi.castle@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$1,049,361	$988,369
Cost of revenue	787,563	692,857
Selling, general and administrative	151,391	130,111
Operating income	110,407	165,401
Other income (expense):
Interest expense, net	(38,013)	(38,109)
Loss on extinguishment of debt	—	(633)
Joint venture equity income	533	1,171
Other, net	(1,870)	(1,106)
Total other expense, net	(39,350)	(38,677)
Income from continuing operations before income taxes	71,057	126,724
Provision for income taxes	11,843	36,275
Income from continuing operations	59,214	90,449
Loss from discontinued operations, net of tax	(1,452)	(1,207)
Net income	57,762	89,242
Net income attributable to noncontrolling interests	912	1,362
Net income attributable to common stockholders	$56,850	$87,880

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.21	$0.32
Loss from discontinued operations	(0.01)	—
Net income per common share	$0.20	$0.32
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.21	$0.32
Loss from discontinued operations	(0.01)	—
Net income per common share	$0.20	$0.32
Weighted-average common shares outstanding:
Basic	275,589	274,720
Diluted	277,605	276,844

Dividends per common share	$0.14	$0.14

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$459,487	$509,265
Accounts receivable, net	617,963	508,122
Prepaid expenses and other current assets	163,841	170,243
Total current assets	1,241,291	1,187,630
Property and equipment, net of accumulated depreciation of $1,596,627 and $1,524,795	753,949	790,372
Investments in joint ventures	27,333	27,769
Goodwill	2,550,983	2,552,369
Acquired customer relationships, net of accumulated amortization of $716,140 and $709,824	316,743	323,731
Other intangible assets, net of accumulated amortization of $644,684 and $634,995	279,828	289,517
Deferred income taxes	23,810	24,322
Other assets, net	665,626	610,671
Total assets	$5,859,563	$5,806,381

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$220,820	$165,227
Accrued compensation and related benefits	64,503	112,866
Accrued subscriber incentives	353,037	301,530
Deferred revenues	92,682	80,902
Other accrued liabilities	239,075	185,178
Current portion of debt	75,548	68,435
Tax Receivable Agreement	101,497	104,257
Total current liabilities	1,147,162	1,018,395
Deferred income taxes	119,062	135,753
Other noncurrent liabilities	309,537	340,495
Long-term debt	3,318,203	3,337,467
Commitments and contingencies (Note 10)
Stockholders’ equity
Common Stock: $0.01 par value; 450,000 authorized shares; 293,909 and 291,664 shares issued, 275,629 and 275,352 shares outstanding at March 31, 2019 and December 31, 2018, respectively	2,939	2,917
Additional paid-in capital	2,262,424	2,243,419
Treasury Stock, at cost, 18,280 and 16,312 shares at March 31, 2019 and December 31, 2018, respectively	(420,301)	(377,980)
Retained deficit	(750,310)	(768,566)
Accumulated other comprehensive loss	(137,252)	(132,724)
Noncontrolling interest	8,099	7,205
Total stockholders’ equity	965,599	974,271
Total liabilities and stockholders’ equity	$5,859,563	$5,806,381

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income	$57,762	$89,242
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	103,443	101,876
Amortization of upfront incentive consideration	19,128	19,456
Stock-based compensation expense	15,694	12,606
Deferred income taxes	(13,932)	20,413
Allowance for doubtful accounts	5,370	2,396
Loss from discontinued operations	1,452	1,207
Dividends received from joint venture investments	996	865
Amortization of debt issuance costs	993	1,003
Joint venture equity income	(533)	(1,171)
Loss on extinguishment of debt	—	633
Debt modification costs	—	1,558
Other	(1,189)	4,252
Changes in operating assets and liabilities:
Accounts and other receivables	(95,354)	(89,417)
Prepaid expenses and other current assets	(24,429)	8,482
Capitalized implementation costs	(7,619)	(11,484)
Upfront incentive consideration	(22,052)	(25,699)
Other assets	26,078	(1,816)
Accrued compensation and related benefits	(47,150)	(53,525)
Accounts payable and other accrued liabilities	131,753	98,675
Deferred revenue including upfront solution fees	1,589	15,640
Cash provided by operating activities	152,000	195,192
Investing Activities
Additions to property and equipment	(37,864)	(64,699)
Cash used in investing activities	(37,864)	(64,699)
Financing Activities
Payments on Tax Receivable Agreement	(72,790)	(58,908)
Cash dividends paid to common stockholders	(38,594)	(38,560)
Repurchase of common stock	(32,146)	—
Payments on borrowings from lenders	(11,828)	(11,828)
Net payments on the settlement of equity-based awards	(6,842)	(4,797)
Debt issuance and modification costs	—	(1,567)
Other financing activities	(2,114)	(12,811)
Cash used in financing activities	(164,314)	(128,471)
Cash Flows from Discontinued Operations
Cash used in operating activities	(48)	(1,139)
Cash used in discontinued operations	(48)	(1,139)
Effect of exchange rate changes on cash and cash equivalents	448	(1,161)
Decrease in cash and cash equivalents	(49,778)	(278)
Cash and cash equivalents at beginning of period	509,265	361,381
Cash and cash equivalents at end of period	$459,487	$361,103

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended March 31,
	2019	2018
Net income attributable to common stockholders	$56,850	$87,880
Loss from discontinued operations, net of tax	1,452	1,207
Net income attributable to noncontrolling interests(1)	912	1,362
Income from continuing operations	59,214	90,449
Adjustments:
Acquisition-related amortization(2a)	15,984	17,590
Loss on extinguishment of debt	—	633
Other, net(4)	1,870	1,106
Acquisition-related costs(6)	11,706	—
Litigation costs(5)	1,438	828
Stock-based compensation	15,694	12,606
Tax impact of net income adjustments(7)	(11,707)	(2,002)
Adjusted Net Income from continuing operations	$94,199	$121,210
Adjusted Net Income from continuing operations per share	$0.34	$0.44
Diluted weighted-average common shares outstanding	277,605	276,844

Adjusted Net Income from continuing operations	$94,199	$121,210
Adjustments:
Depreciation and amortization of property and equipment(2b)	75,348	74,463
Amortization of capitalized implementation costs(2c)	12,111	9,823
Amortization of upfront incentive consideration(3)	19,128	19,456
Interest expense, net	38,013	38,109
Remaining provision for income taxes	23,550	38,277
Adjusted EBITDA	$262,349	$301,338
Less:
Depreciation and amortization(2)	103,443	101,876
Amortization of upfront incentive consideration(3)	19,128	19,456
Acquisition-related amortization(2a)	(15,984)	(17,590)
Adjusted Operating Income	$155,762	$197,596

Reconciliation of net income attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development:

	Three Months Ended March 31,
	2019	2018
Net income attributable to common stockholders	$56,850	$87,880
Loss from discontinued operations, net of tax	1,452	1,207
Net income attributable to noncontrolling interests(1)	912	1,362
Income from continuing operations	59,214	90,449
Adjustments:
Acquisition-related amortization(2a)	15,984	17,590
Loss on extinguishment of debt	—	633
Other, net(4)	1,870	1,106
Acquisition-related costs(6)	11,706	—
Litigation costs(5)	1,438	828
Stock-based compensation	15,694	12,606
Tax impact of net income adjustments(7)	(11,707)	(2,002)
Adjusted Net Income from continuing operations	$94,199	$121,210
Adjusted Net Income from continuing operations per share	$0.34	$0.44
Diluted weighted-average common shares outstanding	277,605	276,844

Adjusted Net Income from continuing operations	$94,199	$121,210
Adjustments:
Depreciation and amortization of property and equipment(2b)	75,348	74,463
Amortization of capitalized implementation costs(2c)	12,111	9,823
Amortization of upfront incentive consideration(3)	19,128	19,456
Interest expense, net	38,013	38,109
Remaining provision for income taxes	23,550	38,277
Adjusted EBITDA	$262,349	$301,338
Less:
Capitalized Software Development	27,212	57,452
Adjusted EBITDA Less Capitalized Software Development	$235,137	$243,886

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2019	2018
Cash provided by operating activities	$152,000	$195,192
Cash used in investing activities	(37,864)	(64,699)
Cash used in financing activities	(164,314)	(128,471)

	Three Months Ended March 31,
	2019	2018
Cash provided by operating activities	$152,000	$195,192
Additions to property and equipment	(37,864)	(64,699)
Free Cash Flow	$114,136	$130,493

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	LTM
Net income attributable to common stockholders	$92,246	$73,005	$84,400	$56,850	$306,501
(Income) loss from discontinued operations, net of tax	(760)	(3,664)	1,478	1,452	(1,494)
Net income attributable to noncontrolling interests(1)	1,079	1,538	1,150	912	4,679
Income from continuing operations	92,565	70,879	87,028	59,214	309,686
Adjustments:
Acquisition-related amortization(2a)	17,588	16,407	16,423	15,984	66,402
Other, net(4)	7,735	1,905	(2,237)	1,870	9,273
Acquisition-related costs(6)	—	—	3,266	11,706	14,972
Litigation costs(5)	1,020	5,225	1,250	1,438	8,933
Stock-based compensation	13,594	15,245	15,818	15,694	60,351
Depreciation and amortization of property and equipment(2b)	74,960	76,226	77,963	75,348	304,497
Amortization of capitalized implementation costs(2c)	10,395	10,099	11,407	12,111	44,012
Amortization of upfront incentive consideration(3)	19,661	18,207	20,298	19,128	77,294
Interest expense, net	39,409	39,291	40,208	38,013	156,921
Provision for income taxes	75	25,021	(3,879)	11,843	33,060
Adjusted EBITDA	$277,002	$278,505	$267,545	$262,349	$1,085,401

Net Debt (total debt, less cash)					$2,958,827
Net Debt / LTM Adjusted EBITDA					2.7x

	Three Months Ended
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	LTM
Net (loss) income attributable to common stockholders	$(6,487)	$90,989	$82,090	$87,880	$254,472
Loss (income) from discontinued operations, net of tax	1,222	529	(296)	1,207	2,662
Net income attributable to noncontrolling interests(1)	1,113	1,307	1,387	1,362	5,169
(Loss) income from continuing operations	(4,152)	92,825	83,181	90,449	262,303
Adjustments:
Impairment and related charges(8)	92,022	—	(10,910)	—	81,112
Acquisition-related amortization (2a)	20,259	20,226	20,194	17,590	78,269
Loss on extinguishment of debt	—	1,012	—	633	1,645
Other, net (4)	752	3,802	(56,318)	1,106	(50,658)
Restructuring and other costs (6)	25,304	—	(1,329)	—	23,975
Litigation costs (reimbursements), net (5)	958	(40,929)	963	828	(38,180)
Stock-based compensation	14,724	11,655	10,276	12,606	49,261
Depreciation and amortization of property and equipment (2b)	63,810	66,332	73,438	74,463	278,043
Amortization of capitalized implementation costs (2c)	8,948	10,484	11,510	9,823	40,765
Amortization of upfront incentive consideration (3)	16,161	18,005	17,113	19,456	70,735
Interest expense, net	38,097	38,919	37,348	38,109	152,473
Provision for income taxes	(15,466)	40,595	71,201	36,275	132,605
Adjusted EBITDA	$261,417	$262,926	$256,667	$301,338	$1,082,348

Net Debt (total debt, less cash)					$3,113,248
Net Debt / LTM Adjusted EBITDA					2.9x

Reconciliation of operating income (loss) to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment:

	Three Months Ended March 31, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$192,639	$15,424	$(5,717)	$(91,939)	$110,407
Add back:
Selling, general and administrative	43,460	22,677	9,960	75,294	151,391
Cost of revenue adjustments:
Depreciation and amortization(2)	27,453	40,030	11,467	5,970	84,920
Amortization of upfront incentive consideration(3)	19,128	—	—	—	19,128
Stock-based compensation	—	—	—	7,244	7,244
Adjusted Gross Profit	282,680	78,131	15,710	(3,431)	373,090
Selling, general and administrative	(43,460)	(22,677)	(9,960)	(75,294)	(151,391)
Joint venture equity income	533	—	—	—	533
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,102	2,940	1,255	11,226	18,523
Acquisition-related costs(6)	—	—	—	11,706	11,706
Litigation costs(5)	—	—	—	1,438	1,438
Stock-based compensation	—	—	—	8,450	8,450
Adjusted EBITDA	$242,855	$58,394	$7,005	$(45,905)	$262,349
Less:
Depreciation and amortization(2)	30,555	42,970	12,722	17,196	103,443
Amortization of upfront incentive consideration(3)	19,128	—	—	—	19,128
Acquisition-related amortization(2a)	—	—	—	(15,984)	(15,984)
Adjusted Operating Income (Loss)	$193,172	$15,424	$(5,717)	$(47,117)	$155,762

Operating income margin	24.9%	7.2%	NM	NM	10.5%
Adjusted Operating Income Margin	25.0%	7.2%	NM	NM	14.8%

	Three Months Ended March 31, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$210,674	$30,712	$2,137	$(78,122)	$165,401
Add back:
Selling, general and administrative	40,505	18,217	9,416	61,973	130,111
Cost of revenue adjustments:
Depreciation and amortization(2)	27,382	40,835	8,690	7,019	83,926
Amortization of upfront incentive consideration(3)	19,456	—	—	—	19,456
Stock-based compensation	—	—	—	5,686	5,686
Adjusted Gross Profit	298,017	89,764	20,243	(3,444)	404,580
Selling, general and administrative	(40,505)	(18,217)	(9,416)	(61,973)	(130,111)
Joint venture equity income	1,171	—	—	—	1,171
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,905	2,872	932	11,241	17,950
Litigation costs(5)	—	—	—	828	828
Stock-based compensation	—	—	—	6,920	6,920
Adjusted EBITDA	$261,588	$74,419	$11,759	$(46,428)	$301,338
Less:
Depreciation and amortization(2)	30,287	43,707	9,622	18,260	101,876
Amortization of upfront incentive consideration(3)	19,456	—	—	—	19,456
Acquisition-related amortization(2a)	—	—	—	(17,590)	(17,590)
Adjusted Operating Income (Loss)	$211,845	$30,712	$2,137	$(47,098)	$197,596

Operating income margin	29.2%	14.9%	3.1%	NM	16.7%
Adjusted Operating Income Margin	29.4%	14.9%	3.1%	NM	20.0%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, the cost of revenue portion of depreciation and amortization, amortization of upfront incentive consideration and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for joint venture equity income, acquisition-related amortization, acquisition-related costs, litigation costs (reimbursements), net and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and the remaining provision for income taxes.

We define Adjusted EBITDA Less Capitalized Software Development as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, the remaining provision for income taxes and capitalized software development.

We define Adjusted EPS as Adjusted Net Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect cash requirements for such replacements;

•
Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Abacus International Lanka Pte Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)	Depreciation and amortization expenses:

a.	Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.
Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model, as well as amortization of contract acquisition costs.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
Other, net primarily includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)	Litigation costs, net represent charges associated with antitrust litigation.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the 2018 agreement to acquire Farelogix Inc. ("Farelogix"), which is anticipated to close in 2019.

(7)
The tax impact on net income adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions and other items.